UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2022

Ventyx Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40928	83-2996852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

662 Encinitas Blvd., Suite 250

Encinitas, CA 92024

(Address of principal executive offices, including zip code)

(760) 593-4832

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	VTYX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2022, Ventyx Biosciences, Inc. (the “Company”) appointed William J. Sandborn, M.D., to serve as the Company’s President and Chief Medical Officer, effective May 9, 2022 (the “Effective Date”). On May 5, 2022, Jörn Drappa, M.D., Ph.D., who has served as the Company’s Chief Medical Officer since September 2021, ceased to be Chief Medical Officer.

Dr. Sandborn, 59, previously served as Chairman of the Clinical Advisory Board of the Company. Dr. Sandborn is a co-founder and has served as the Chief Medical Officer at Shoreline Biosciences, Inc., a biotechnology company, since July 2020. Previously, he was a co-founder of Santarus, Inc. Prior to his time at Shoreline Biosciences, Dr. Sandborn served as a professor of medicine and chief of the division of Gastroenterology at University of California, San Diego – School of Medicine from January 2011 to April 2021. Dr. Sandborn currently continues to teach as a professor of medicine in the division of Gastroenterology at University of California, San Diego – School of Medicine. Prior to UCSD, Dr. Sandborn served as a Professor of Medicine and Vice Chair, Division of Gastroenterology and Hepatology, from March 1993 to December 2010. Dr. Sandborn completed medical school and an internal medicine residency at Loma Linda University in Loma Linda, California. Dr. Sandborn also completed a gastroenterology fellowship at the Mayo Clinic in Rochester, Minnesota. He has a BA degree in Chemistry from Southern College, in Collegedale, Tennessee.

In connection with his appointment as President and Chief Medical Officer of the Company, Dr. Sandborn signed an employment letter with the Company on May 5, 2022 (the “Employment Letter”), which provides that Dr. Sandborn will receive an annual base salary of $500,000. Dr. Sandborn will also receive a one-time lump sum signing bonus of $175,000 payable in cash, less any applicable withholdings, within 10 days of the Effective Date (the “Signing Bonus”). If Dr. Sandborn voluntarily terminates his employment with the Company or the Company terminates his employment for cause, in either case within the first year following the Effective Date, Dr. Sandborn will be obligated to repay to the Company 100% of the Signing Bonus. If Dr. Sandborn voluntarily terminates his employment with the Company or the Company terminates his employment for cause, in either case after the first year following the Effective Date, but before the end of the second year following the Effective Date, Dr. Sandborn will be obligated to repay to the Company 50% of the Signing Bonus.

Following the end of each fiscal year, Dr. Sandborn will also be eligible for a cash bonus equal 45% of his base salary then in effect (the “Cash Bonus”). Such Cash Bonus will be discretionary, subject to Board and/or committee approval and will be based on Dr. Sandborn’s individual performance.

In addition, in connection with his employment, the Company has agreed to grant Dr. Sandborn an option to purchase 700,000 shares of its common stock pursuant to its 2021 Equity Incentive Plan at an exercise price per share equal to the fair market value of the stock on the date of the grant, which will be the closing price of the Company’s common stock as reported on The Nasdaq Global Select Market on the Effective Date. The shares subject to the option award will vest as follows, subject to Dr. Sandborn’s continued service through the applicable vesting date: 25% of the shares subject to the option will vest on the one year anniversary of the Effective Date, and 1/48th of the shares subject to the option will vest ratably each month thereafter.

The Employment Letter also provides that Dr. Sandborn will be a participant under the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”), at the same level as the Company’s other senior executives, effective as of the Effective Date. For a description of the Severance Plan, see “Executive Compensation - Potential Payments upon Termination or Change of Control” in the definitive proxy statement for Company’s 2022 Annual Meeting of Stockholders, filed with the SEC on April 27, 2022, which disclosure is incorporated herein by reference.

Additionally, Dr. Sandborn will execute the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 of the 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022.

There are no arrangements or understandings between Dr. Sandborn and any other persons pursuant to which Dr. Sandborn was selected as President and Chief Medical Officer of the Company, and there is no family relationship between Dr. Sandborn and any of the Company’s directors or other executive officers. There are no transactions in which Dr. Sandborn has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Employment Letter and the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the forms of Employment Letter and Severance Plan filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 9, 2022, the Company issued a press release announcing Dr. Sandborn’s appointment as President and Chief Medical Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Letter between the Company and Dr. Sandborn, dated May 5, 2022.

10.2	Executive Change in Control and Severance Plan

99.1	Ventyx Biosciences, Inc. Press Release dated May 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTYX BIOSCIENCES, INC.

By:	/s/ Raju Mohan
Raju Mohan, Ph.D.
Chief Executive Officer

Date: May 9, 2022